Household Finance Corporation
HFC Card Funding Corporation
Household Credit Card Master
Trust, Series 1995-1



Original Class A Principal
Number of Class A Bonds (000's)
Original Class B Principal
Number of Class B Bonds (000's)


Distribution Date                     12/15/98           Total

CLASS A
Beginning Class A Principal       700,000,000.00
Outstanding
Beginning Class A Pool Factor         0.46666667
Class A Certificates Exchanged              0.00   800,000,000.00
Class A Principal Distributions             0.00             0.00
Class A Principal Payment Factor      0.00000000             0.00
(per 1,000 Bond)

Ending Class A Principal          700,000,000.00   700,000,000.00
Outstanding
Ending Class A Pool Factor            0.46666667       0.46666667

Class A Interest                    3,071,959.53    84,544,112.44
Class A Interest Payment Factor       2.04797302      56.36274163
(per 1,000 Bond)


CLASS B
Beginning Class B Principal       214,286,000.00
Outstanding
Beginning Class B Pool Factor         1.00000000
Class B Principal Distributions             0.00             0.00
Class B Principal Payment Factor      0.00000000       0.00000000
(per 1,000 Bond)

Ending Class B Principal          214,286,000.00   214,286,000.00
Outstanding
Ending Class B Pool Factor            1.00000000       1.00000000

Class B Interest                      971,468.50    12,970,363.48
Class B Interest Payment Factor      4.533513611            60.53
(per 1,000 Bond)